Exhibit 99.1

TAX INFORMATION
2010
This booklet contains tax information relevant to ownership of
Units of Sabine Royalty Trust and should be retained.

SABINE ROYALTY TRUST
February 15, 2011
To Unit Holders:
     This booklet provides 2010 tax information which will allow you to determine your pro rata share of income and deductions attributable to your investment in Sabine Royalty Trust (the “Trust”). Each Unit holder is encouraged to read the entire booklet very carefully.
     The material included in this booklet enables you to compute the information to be included in your Federal and state income tax returns, and the items of income, deduction, and any other information shown in this booklet must be taken into account in computing your taxable income and credits on your Federal income tax return and any state tax returns. This booklet as well as any Forms 1099-MISC received from the Trust relating to backup withholding (discussed on page 3) and any IRS Forms 1099 and written tax statements issued by certain middlemen (discussed in more detail on pg. A-1) that hold Trust Units on your behalf, are the only information sources for Unit holders to determine their share of the items of income and expense of the Trust for the entire 2010 calendar year. Unit holders should retain this booklet and any Forms 1099 and written tax statements received from middlemen and any Forms 1099-MISC received from the Trust as part of their tax records.
     The material herein is not intended and should not be construed as professional tax or legal advice. Each Unit holder should consult the Unit holder’s own tax advisor regarding all tax compliance matters relating to the Units.
     For your convenience, simple revenue/expense and cost depletion calculators are now available on the Sabine Royalty Trust website at: www.sbr-sabineroyalty.com, on both the “Home” page and “Tax Information” page.
Very truly yours,
Sabine Royalty Trust,
By U.S. Trust, Bank of America Private Wealth Management, Trustee
1-800-365-6541
901 Main St. 17th Floor,
Dallas, TX 75202
EIN 75-6297143
CUSIP 78568810

SABINE ROYALTY TRUST

SABINE ROYALTY TRUST
2010 TAX INFORMATION
Reading the Income and Expense Schedules
     The accompanying income and expense schedule and tables reflect tax information attributable to Sabine Royalty Trust (the “Trust”) for 2010. This information has been assembled on a per Unit basis and is expressed in decimal fractions of one dollar. A cumulative schedule for the twelve months ended December 31, 2010 and separate cumulative tables at the Federal level as well as tables for each of the states in which the Trust has properties are included. Separate depletion schedules are enclosed which provide the necessary information for Unit holders to compute cost and percentage depletion with respect to their interests in the Trust.
Identifying Which Income and Expense Schedules to Use
     Pursuant to the terms of the Trust agreement and the escrow agreement, the Trust receives income and incurs expenses only on Monthly Record Dates. Furthermore, only Unit holders of record on Monthly Record Dates are entitled to cash distributions. On the basis of these agreements, both cash and accrual basis Unit holders should be considered as realizing income and incurring expenses only on Monthly Record Dates. Therefore, if you were not the Unit holder of record on a specified Monthly Record Date, you should not use the tax information for the month in which that Monthly Record Date falls. A table of Monthly Record Dates and cash distributions per Unit is included on page 4.
     The appropriate schedules to be used by a Unit holder will depend upon (i) the date the Unit holder became a holder of record of the Units, (ii) if applicable, the date the Unit holder ceased to be the holder of record of the Units, and (iii) the tax year-end of the Unit holder. For instance, a Unit holder reporting on the calendar year basis who acquired Units and became a Unit holder of record on June 15, 2010 and who still owned only those Units on December 15, 2010 must use the Federal and individual state, where applicable, tables to determine their proportionate income and expenses (located on pages 6-13), and Depletion Schedules D-I and D-II or Depletion Schedule D-IV, as appropriate (located on pages 14 and 16, respectively) for such Units. However, Unit holders reporting on a calendar year basis who became Unit holders of record prior to January 15, 2010 and who continued to own only those Units on December 15, 2010, can use either the cumulative schedule for calendar year 2010 (located on page 5) or the tables (located on pages 6-13) and Depletion Schedule D-III (located on page 15) or Depletion Schedule D-IV (located on page 16), as appropriate. As discussed in more detail herein, Unit holders may be entitled to a deduction for either cost depletion or percentage depletion (but not both), depending upon each Unit holder’s individual facts relating to the ownership of Trust Units.
Applying the Data From the Income and Expense Schedules
     Unit holders who must use the separate income and expense tables should read the tables in the following manner: the months on the left-hand side of each table denote the month in which a Unit holder first became a Unit holder of record in 2010. Reading across from that month, choose the last month in 2010 in which the Unit holder was a holder of record with respect to those Units. Multiply that factor by the number of Units held for that specific period of time. For example, if Units were purchased on May 1, 2010 and held until December 31, 2010, a Unit holder would choose May from the left-hand side of the table and then choose the factor located under “December” from that row. For a worksheet approach to computing a Unit holder’s income and expense amounts, see the Tax Computation Worksheet on page 21.
(SRT 2010 TAX)

Computing Depletion
     Depletion schedules are included which provide information for Unit holders to compute cost depletion and percentage depletion deductions with respect to their interests in the Trust. To compute cost depletion for any taxable period, Unit holders should multiply the cost depletion factor indicated on the relevant schedule times their original tax basis in the respective Unit(s) as reduced by the cost depletion and percentage depletion that was allowable as a deduction (whether or not deducted) in prior calendar years during which they owned the Units.
For your convenience, a simple cost depletion calculator is now available on the Sabine Royalty Trust website at: www.sbr-sabineroyalty.com, on both the “Home” page and “Tax Information” page.
     A factor for percentage depletion is also included on Depletion Schedule D-IV. A Unit holder is entitled to a percentage depletion deduction, in lieu of a cost depletion deduction, if percentage depletion exceeds cost depletion for any taxable period. To compute percentage depletion for any taxable period, Unit holders should multiply the appropriate percentage depletion factor indicated on Depletion Schedule D-IV by the number of Units owned by such Unit holder. Unlike cost depletion, percentage depletion is not limited to a Unit holder’s depletable tax basis in the Units. Rather, a Unit holder is entitled to a percentage depletion deduction as long as the applicable Trust properties generate gross income.
     As discussed at page A-2 in the back portion of this booklet, the composite cost depletion factors are determined on the basis of a weighted average ratio of current production from each Trust property to the estimated future production from such property. This method of weighting the cost depletion factors permits the presentation of a single cost depletion factor for all Unit holders acquiring Units during a period in which there is no substantial change in the relative fair market values of the Trust properties. Primarily as a result of the decline in oil prices which occurred during 1986, there was a change in the relative fair market values of the Trust properties. Accordingly, two mutually exclusive cost depletion computations are included herein reflecting the composite cost depletion factors required to compute cost depletion for Units acquired in 1986.
     The proper cost depletion schedule to use in computing 2010 cost depletion depends on the date when the Units were acquired, as described below. Therefore, Unit holders are encouraged to maintain records indicating the date of acquisition and the acquisition price for each Unit or lot of Units acquired.
     Unit holders taking a cost depletion deduction who acquired Units before 2010 use Depletion Schedule D-III (located on page 15). The Federal cost depletion factors in Depletion Schedule D-III are presented on a cumulative basis for 2010. Depletion Schedule D-III contains no state-specific cost depletion factors. Unit holders should refer to Depletion Schedule D-II (located on page 14) for the state-specific cost depletion factors.
     Unit holders who acquired Units in 2010 use Depletion Schedule D-I (located on page 14). The Federal cost depletion factors in Depletion Schedule D-I are presented on a cumulative and noncumulative basis for 2010. Depletion Schedule D-I contains no state-specific cost depletion factors. Unit holders should refer to Depletion Schedule D-II (located on page 14) for the state-specific cost depletion factors.
     Depletion Schedule D-II (located on page 14) contains state-specific cost depletion factors, which are presented on a noncumulative basis for all years. These factors are appropriate for use in calculating the 2010 cost depletion allowance for Units purchased in all years. You may calculate state cost depletion by either (a) calculating the amount of state depletion for each month and adding together the monthly depletion amounts or (b) adding together the applicable monthly depletion factors for the
(SRT 2010 TAX)

relevant state to create a composite depletion factor for such state and, in both cases, multiplying that factor by the adjusted basis of your Units. Both methods should produce the same result.
Asset Sales and Dispositions
     There have been no sales or dispositions of Trust assets during the year.
Redemptions
     There have been no redemptions of Trust interests during the year.
Sale or Exchange of Units
     A discussion concerning the tax consequences associated with the sale or exchange of Units is presented on page A-4 in the back portion of this booklet.
Classification of Investment
     Tax reform measures enacted in 1986 and 1987 require items of income and expense to be categorized as “passive,” “active” or “portfolio” in nature. An explanation of the application of these rules to the items of income and expense reported by the Trust are contained on page A-1 in the back portion of this booklet.
Nonresident Foreign Unit Holders
     Nonresident alien individual and foreign corporation Unit holders (“Foreign Taxpayer(s)”) are subject to special tax rules with respect to their investments in the Trust. These rules are outlined on page A-3 in the back portion of this booklet.
Unrelated Business Taxable Income
     Certain organizations that are generally exempt from Federal income tax under Internal Revenue Code Section 501 are subject to Federal income tax on certain types of business income defined in Section 512 as unrelated business taxable income (“UBTI”). The income of the Trust as to any tax-exempt organization should not be UBTI so long as the Trust Units are not “debt-financed property” within the meaning of Section 514(b) of the Internal Revenue Code. In general, a Trust Unit would be debt-financed if the Trust incurs debt or if the tax-exempt organization that is a Trust Unit holder incurs debt to acquire a Trust Unit or otherwise incurs or maintains a debt that would not have been incurred or maintained if the Trust Unit had not been acquired. A real property exception applies to the debt-financed property rules for certain types of exempt organizations. Consult your tax advisor if applicable.
Backup Withholding
     Unit holders, other than Foreign Taxpayers, who have had amounts withheld in 2010 pursuant to the Federal backup withholding provisions should have received a Form 1099-MISC from the Trust. The Form 1099-MISC reflects the total Federal income tax withheld from distributions. Unlike other Forms 1099 that you may receive, the amount reported on the Form 1099-MISC received from the Trust should not be included as additional income in computing taxable income, as such amount is already included in the per Unit income items on the income and expense schedules included herein. The Federal income tax withheld, as reported on the Form 1099-MISC, should be considered as a credit by the Unit holder in computing any Federal income tax liability. Individual Unit holders should include the amount of backup withholding in the Payment section of the Unit holder’s 2010 Form 1040. For a further
(SRT 2010 TAX)

discussion of backup withholding, see page A-4 in the back portion of this booklet. For amounts withheld from Foreign Taxpayers, see page A-3 in the back portion of this booklet.
State Tax
     Since the Trust holds royalty interests and receives income that is attributable to various states, Unit holders may be obligated to file a return and may have a tax liability in states in addition to their state of residence. The accompanying tables have been prepared in such a manner that income and deductions attributable to the various states may be determined by each Unit holder. State tax matters are more fully discussed on page A-5 in the back portion of this booklet.
Table of 2010 Monthly Record Dates and Cash Distributions Per Unit
     Unit holders, as reflected in the transfer books of the Trust on a Monthly Record Date, received the following per Unit cash distributions for 2010. The per Unit cash distributions reflected below have not been reduced by any taxes that may have been withheld from distributions to Foreign Taxpayers or from distributions to Unit holders subject to the Federal backup withholding rules. The distribution checks were dated and mailed on the corresponding Date Payable.

		Distribution
Monthly Record Date	Date Payable	Per Unit
January 15, 2010	January 29, 2010	0.31518
February 16, 2010	February 26, 2010	0.28526
March 15, 2010	March 29, 2010	0.18204
April 15, 2010	April 29, 2010	0.47982
May 17, 2010	May 28, 2010	0.32220
June 15, 2010	June 29, 2010	0.23659
July 15, 2010	July 29, 2010	0.36179
August 16, 2010	August 30, 2010	0.33031
September 15, 2010	September 29, 2010	0.28379
October 15, 2010	October 29, 2010	0.32425
November 15, 2010	November 29, 2010	0.31975
December 15, 2010	December 29, 2010	0.26351
(SRT 2010 TAX)

Cumulative 2010
SABINE ROYALTY TRUST
EIN 75-6297143
FORM 1041, GRANTOR TRUST
Federal and State Income Tax Information
See Instructions for Use
SECTION I
INCOME AND EXPENSE PER UNIT

	ROYALTY INCOME AND EXPENSE			OTHER INCOME
			Net	AND EXPENSE
	Gross	Severance	Royalty	Interest	Administrative
Source	Income	Tax	Payments	Income	Expense
Florida	$.003253	$.000133	$.003120	$ *	$.000108
Louisiana	.080302	.005611	.074691	*	.002762
Mississippi	.123160	.008134	.115026	*	.004457
New Mexico	.274037	.039760	.234277	*	.009592
Oklahoma	.565597	.067657	.497940	*	.019790
Texas	3.107143	.186851	2.920292	.000306	.104402

TOTAL	$4.153492	$.308146	$3.845346	$.000306	$.141111

SECTION II
RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

Item	AMOUNT
1. Total Net Royalty Payments	$3.845346
2. Interest Income	.000306
3. Administrative Expense	(.141111)

4. Cash Distribution Per Unit**	$3.704541

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 2010 TAX)

SABINE ROYALTY TRUST FEDERAL
Table I: 2010 Gross Royalty Income (Cumulative $  per Unit)

FIRST MONTH IN
WHICH UNITS WERE
OWNED ON THE	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
MONTHLY RECORD	2010
DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.348547	0.669026	0.876835	1.409370	1.776302	2.038172	2.440793	2.807352	3.124680	3.489845	3.858217	4.153492
February	—	0.320479	0.528288	1.060823	1.427755	1.689625	2.092246	2.458805	2.776133	3.141298	3.509670	3.804945
March	—	—	0.207809	0.740344	1.107276	1.369146	1.771767	2.138326	2.455654	2.820819	3.189191	3.484466
April	—	—	—	0.532535	0.899467	1.161337	1.563958	1.930517	2.247845	2.613010	2.981382	3.276657
May	—	—	—	—	0.366932	0.628802	1.031423	1.397982	1.715310	2.080475	2.448847	2.744122
June	—	—	—	—	—	0.261870	0.664491	1.031050	1.348378	1.713543	2.081915	2.377190
July	—	—	—	—	—	—	0.402621	0.769180	1.086508	1.451673	1.820045	2.115320
August	—	—	—	—	—	—	—	0.366559	0.683887	1.049052	1.417424	1.712699
September	—	—	—	—	—	—	—	—	0.317328	0.682493	1.050865	1.346140
October	—	—	—	—	—	—	—	—	—	0.365165	0.733537	1.028812
November	—	—	—	—	—	—	—	—	—	—	0.368372	0.663647
December	—	—	—	—	—	—	—	—	—	—	—	0.295275
Table II: 2010 Severance Tax (Cumulative $  per Unit)

FIRST MONTH IN
WHICH UNITS WERE
OWNED ON THE	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
MONTHLY RECORD	2010
DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.023293	0.047497	0.059018	0.098143	0.122430	0.137209	0.167180	0.194624	0.219286	0.248178	0.287502	0.308146
February		0.024204	0.035725	0.074850	0.099137	0.113916	0.143887	0.171331	0.195993	0.224885	0.264209	0.284853
March	—	—	0.011521	0.050646	0.074933	0.089712	0.119683	0.147127	0.171789	0.200681	0.240005	0.260649
April	—	—	—	0.039125	0.063412	0.078191	0.108162	0.135606	0.160268	0.189160	0.228484	0.249128
May	—	—	—	—	0.024287	0.039066	0.069037	0.096481	0.121143	0.150035	0.189359	0.210003
June	—	—	—	—	—	0.014779	0.044750	0.072194	0.096856	0.125748	0.165072	0.185716
July	—	—	—	—	—	—	0.029971	0.057415	0.082077	0.110969	0.150293	0.170937
August	—	—	—	—	—	—	—	0.027444	0.052106	0.080998	0.120322	0.140966
September	—	—	—	—	—	—	—	—	0.024662	0.053554	0.092878	0.113522
October	—	—	—	—	—	—	—	—	—	0.028892	0.068216	0.088860
November	—	—	—	—	—	—	—	—	—	—	0.039324	0.059968
December	—	—	—	—	—	—	—	—	—	—	—	0.020644
(SRT 2010 TAX)

SABINE ROYALTY TRUST FEDERAL
Table III: 2010 Interest Income (Cumulative $  per Unit)

FIRST MONTH IN
WHICH UNITS WERE
OWNED ON THE	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
MONTHLY RECORD	2010
DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
JANUARY	0.000015	0.000025	0.000032	0.000057	0.000083	0.000112	0.000164	0.000194	0.000219	0.000239	0.000273	0.000306
FEBRUARY	—	0.000010	0.000017	0.000042	0.000068	0.000097	0.000149	0.000179	0.000204	0.000224	0.000258	0.000291
MARCH	—	—	0.000007	0.000032	0.000058	0.000087	0.000139	0.000169	0.000194	0.000214	0.000248	0.000281
APRIL	—	—	—	0.000025	0.000051	0.000080	0.000132	0.000162	0.000187	0.000207	0.000241	0.000274
MAY	—	—	—	—	0.000026	0.000055	0.000107	0.000137	0.000162	0.000182	0.000216	0.000249
JUNE	—	—	—	—	—	0.000029	0.000081	0.000111	0.000136	0.000156	0.000190	0.000223
JULY	—	—	—	—	—	—	0.000052	0.000082	0.000107	0.000127	0.000161	0.000194
AUGUST	—	—	—	—	—	—	—	0.000030	0.000055	0.000075	0.000109	0.000142
SEPTEMBER	—	—	—	—	—	—	—	—	0.000025	0.000045	0.000079	0.000112
OCTOBER	—	—	—	—	—	—	—	—	—	0.000020	0.000054	0.000087
NOVEMBER	—	—	—	—	—	—	—	—	—	—	0.000034	0.000067
DECEMBER	—	—	—	—	—	—	—	—	—	—	—	0.000033
Table IV: 2010 Trust Administrative Expense (Cumulative $  per Unit)

FIRST MONTH IN
WHICH UNITS WERE
OWNED ON THE	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
MONTHLY RECORD	2010
DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
JANUARY	0.010089	0.021113	0.035368	0.048978	0.069443	0.079971	0.090879	0.099708	0.108605	0.120643	0.129966	0.141111
FEBRUARY	—	0.011024	0.025279	0.038889	0.059354	0.069882	0.080790	0.089619	0.098516	0.110554	0.119877	0.131022
MARCH	—	—	0.014255	0.027865	0.048330	0.058858	0.069766	0.078595	0.087492	0.099530	0.108853	0.119998
APRIL	—	—	—	0.013610	0.034075	0.044603	0.055511	0.064340	0.073237	0.085275	0.094598	0.105743
MAY	—	—	—	—	0.020465	0.030993	0.041901	0.050730	0.059627	0.071665	0.080988	0.092133
JUNE	—	—	—	—	—	0.010528	0.021436	0.030265	0.039162	0.051200	0.060523	0.071668
JULY	—	—	—	—	—	—	0.010908	0.019737	0.028634	0.040672	0.049995	0.061140
AUGUST	—	—	—	—	—	—	—	0.008829	0.017726	0.029764	0.039087	0.050232
SEPTEMBER	—	—	—	—	—	—	—	—	0.008897	0.020935	0.030258	0.041403
OCTOBER	—	—	—	—	—	—	—	—	—	0.012038	0.021361	0.032506
NOVEMBER	—	—	—	—	—	—	—	—	—	—	0.009323	0.020468
DECEMBER	—	—	—	—	—	—	—	—	—	—	—	0.011145
(SRT 2010 TAX)

SABINE ROYALTY TRUST TEXAS
TABLE A TEXAS: Gross Royalty Income

FIRST MONTH IN
WHICH UNITS WERE
OWNED ON THE	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
MONTHLY RECORD	2010
DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.268581	0.512326	0.658921	1.066965	1.327228	1.511421	1.821522	2.100156	2.335806	2.617698	2.910044	3.107143
February	—	0.243745	0.390340	0.798384	1.058647	1.242840	1.552941	1.831575	2.067225	2.349117	2.641463	2.838562
March	—	—	0.146595	0.554639	0.814902	0.999095	1.309196	1.587830	1.823480	2.105372	2.397718	2.594817
April	—	—	—	0.408044	0.668307	0.852500	1.162601	1.441235	1.676885	1.958777	2.251123	2.448222
May	—	—	—	—	0.260263	0.444456	0.754557	1.033191	1.268841	1.550733	1.843079	2.040178
June	—	—	—	—	—	0.184193	0.494294	0.772928	1.008578	1.290470	1.582816	1.779915
July	—	—	—	—	—	—	0.310101	0.588735	0.824385	1.106277	1.398623	1.595722
August	—	—	—	—	—	—	—	0.278634	0.514284	0.796176	1.088522	1.285621
September	—	—	—	—	—	—	—	—	0.235650	0.517542	0.809888	1.006987
October	—	—	—	—	—	—	—	—	—	0.281892	0.574238	0.771337
November	—	—	—	—	—	—	—	—	—	—	0.292346	0.489445
December	—	—	—	—	—	—	—	—	—	—	—	0.197099
TABLE B TEXAS: Severance Tax

FIRST MONTH IN
WHICH UNITS WERE
OWNED ON THE	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
MONTHLY RECORD	2010
DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.014305	0.028781	0.033260	0.056993	0.069016	0.075697	0.094997	0.112032	0.126953	0.146731	0.177438	0.186851
February	—	0.014476	0.018955	0.042688	0.054711	0.061392	0.080692	0.097727	0.112648	0.132426	0.163133	0.172546
March	—	—	0.004479	0.028212	0.040235	0.046916	0.066216	0.083251	0.098172	0.117950	0.148657	0.158070
April	—	—	—	0.023733	0.035756	0.042437	0.061737	0.078772	0.093693	0.113471	0.144178	0.153591
May	—	—	—	—	0.012023	0.018704	0.038004	0.055039	0.069960	0.089738	0.120445	0.129858
June	—	—	—	—	—	0.006681	0.025981	0.043016	0.057937	0.077715	0.108422	0.117835
July	—	—	—	—	—	—	0.019300	0.036335	0.051256	0.071034	0.101741	0.111154
August	—	—	—	—	—	—	—	0.017035	0.031956	0.051734	0.082441	0.091854
September	—	—	—	—	—	—	—	—	0.014921	0.034699	0.065406	0.074819
October	—	—	—	—	—	—	—	—	—	0.019778	0.050485	0.059898
November	—	—	—	—	—	—	—	—	—	—	0.030707	0.040120
December	—	—	—	—	—	—	—	—	—	—	—	0.009413
TABLE C TEXAS: Interest Income

FIRST MONTH IN
WHICH UNITS WERE
OWNED ON THE	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
MONTHLY RECORD	2010
DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.000015	0.000025	0.000032	0.000057	0.000083	0.000112	0.000164	0.000194	0.000219	0.000239	0.000273	0.000306
February	—	0.000010	0.000017	0.000042	0.000068	0.000097	0.000149	0.000179	0.000204	0.000224	0.000258	0.000291
March	—	—	0.000007	0.000032	0.000058	0.000087	0.000139	0.000169	0.000194	0.000214	0.000248	0.000281
April	—	—	—	0.000025	0.000051	0.000080	0.000132	0.000162	0.000187	0.000207	0.000241	0.000274
May	—	—	—	—	0.000026	0.000055	0.000107	0.000137	0.000162	0.000182	0.000216	0.000249
June	—	—	—	—	—	0.000029	0.000081	0.000111	0.000136	0.000156	0.000190	0.000223
July	—	—	—	—	—	—	0.000052	0.000082	0.000107	0.000127	0.000161	0.000194
August	—	—	—	—	—	—	—	0.000030	0.000055	0.000075	0.000109	0.000142
September	—	—	—	—	—	—	—	—	0.000025	0.000045	0.000079	0.000112
October	—	—	—	—	—	—	—	—	—	0.000020	0.000054	0.000087
November	—	—	—	—	—	—	—	—	—	—	0.000034	0.000067
December	—	—	—	—	—	—	—	—	—	—	—	0.000033
TABLE D TEXAS: Administrative Expense

FIRST MONTH IN
WHICH UNITS WERE
OWNED ON THE	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
MONTHLY RECORD	2010
DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.007774	0.016158	0.026213	0.036640	0.051155	0.058560	0.066960	0.073670	0.080276	0.089569	0.096965	0.104402
February	—	0.008384	0.018439	0.028866	0.043381	0.050786	0.059186	0.065896	0.072502	0.081795	0.089191	0.096628
March	—	—	0.010055	0.020482	0.034997	0.042402	0.050802	0.057512	0.064118	0.073411	0.080807	0.088244
April	—	—	—	0.010427	0.024942	0.032347	0.040747	0.047457	0.054063	0.063356	0.070752	0.078189
May	—	—	—	—	0.014515	0.021920	0.030320	0.037030	0.043636	0.052929	0.060325	0.067762
June	—	—	—	—	—	0.007405	0.015805	0.022515	0.029121	0.038414	0.045810	0.053247
July	—	—	—	—	—	—	0.008400	0.015110	0.021716	0.031009	0.038405	0.045842
August	—	—	—	—	—	—	—	0.006710	0.013316	0.022609	0.030005	0.037442
September	—	—	—	—	—	—	—	—	0.006606	0.015899	0.023295	0.030732
October	—	—	—	—	—	—	—	—	—	0.009293	0.016689	0.024126
November	—	—	—	—	—	—	—	—	—	—	0.007396	0.014833
December	—	—	—	—	—	—	—	—	—	—	—	0.007437
(SRT 2010 TAX)

SABINE ROYALTY TRUST OKLAHOMA
TABLE A OKLAHOMA: Gross Royalty Income

FIRST MONTH IN
WHICH UNITS WERE
OWNED ON THE	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
MONTHLY RECORD	2010
DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.041322	0.081164	0.110766	0.184910	0.244332	0.285393	0.335079	0.379313	0.422191	0.467171	0.506288	0.565597
February	—	0.039842	0.069444	0.143588	0.203010	0.244071	0.293757	0.337991	0.380869	0.425849	0.464966	0.524275
March	—	—	0.029602	0.103746	0.163168	0.204229	0.253915	0.298149	0.341027	0.386007	0.425124	0.484433
April	—	—	—	0.074144	0.133566	0.174627	0.224313	0.268547	0.311425	0.356405	0.395522	0.454831
May	—	—	—	—	0.059422	0.100483	0.150169	0.194403	0.237281	0.282261	0.321378	0.380687
June	—	—	—	—	—	0.041061	0.090747	0.134981	0.177859	0.222839	0.261956	0.321265
July	—	—	—	—	—	—	0.049686	0.093920	0.136798	0.181778	0.220895	0.280204
August	—	—	—	—	—	—	—	0.044234	0.087112	0.132092	0.171209	0.230518
September	—	—	—	—	—	—	—	—	0.042878	0.087858	0.126975	0.186284
October	—	—	—	—	—	—	—	—	—	0.044980	0.084097	0.143406
November	—	—	—	—	—	—	—	—	—	—	0.039117	0.098426
December	—	—	—	—	—	—	—	—	—	—	—	0.059309
TABLE B OKLAHOMA: Severance Tax

FIRST MONTH IN
WHICH UNITS WERE
OWNED ON THE	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
MONTHLY RECORD	2010
DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.004617	0.009795	0.013224	0.022292	0.029229	0.033965	0.039955	0.045355	0.050748	0.056057	0.060783	0.067657
February	—	0.005178	0.008607	0.017675	0.024612	0.029348	0.035338	0.040738	0.046131	0.051440	0.056166	0.063040
March	—	—	0.003429	0.012497	0.019434	0.024170	0.030160	0.035560	0.040953	0.046262	0.050988	0.057862
April	—	—	—	0.009068	0.016005	0.020741	0.026731	0.032131	0.037524	0.042833	0.047559	0.054433
May	—	—	—	—	0.006937	0.011673	0.017663	0.023063	0.028456	0.033765	0.038491	0.045365
June	—	—	—	—	—	0.004736	0.010726	0.016126	0.021519	0.026828	0.031554	0.038428
July	—	—	—	—	—	—	0.005990	0.011390	0.016783	0.022092	0.026818	0.033692
August	—	—	—	—	—	—	—	0.005400	0.010793	0.016102	0.020828	0.027702
September	—	—	—	—	—	—	—	—	0.005393	0.010702	0.015428	0.022302
October	—	—	—	—	—	—	—	—	—	0.005309	0.010035	0.016909
November	—	—	—	—	—	—	—	—	—	—	0.004726	0.011600
December	—	—	—	—	—	—	—	—	—	—	—	0.006874
TABLE C OKLAHOMA: Administrative Expense

FIRST MONTH IN
WHICH UNITS WERE
OWNED ON THE	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
MONTHLY RECORD	2010
DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.001196	0.002567	0.004598	0.006494	0.009809	0.011460	0.012807	0.013873	0.015076	0.016559	0.017550	0.019790
February	—	0.001371	0.003402	0.005298	0.008613	0.010264	0.011611	0.012677	0.013880	0.015363	0.016354	0.018594
March	—	—	0.002031	0.003927	0.007242	0.008893	0.010240	0.011306	0.012509	0.013992	0.014983	0.017223
April	—	—	—	0.001896	0.005211	0.006862	0.008209	0.009275	0.010478	0.011961	0.012952	0.015192
May	—	—	—	—	0.003315	0.004966	0.006313	0.007379	0.008582	0.010065	0.011056	0.013296
June	—	—	—	—	—	0.001651	0.002998	0.004064	0.005267	0.006750	0.007741	0.009981
July	—	—	—	—	—	—	0.001347	0.002413	0.003616	0.005099	0.006090	0.008330
August	—	—	—	—	—	—	—	0.001066	0.002269	0.003752	0.004743	0.006983
September	—	—	—	—	—	—	—	—	0.001203	0.002686	0.003677	0.005917
October	—	—	—	—	—	—	—	—	—	0.001483	0.002474	0.004714
November	—	—	—	—	—	—	—	—	—	—	0.000991	0.003231
December	—	—	—	—	—	—	—	—	—	—	—	0.002240
(SRT 2010 TAX)

SABINE ROYALTY TRUST FLORIDA
TABLE A FLORIDA: Gross Royalty Income

FIRST MONTH IN WHICH
UNITS WERE OWNED	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
ON THE MONTHLY	2010
RECORD DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	—	0.000089	0.000133	0.000444	0.000784	0.001115	0.001477	0.001820	0.002146	0.002524	0.002902	0.003253
February	—	0.000089	0.000133	0.000444	0.000784	0.001115	0.001477	0.001820	0.002146	0.002524	0.002902	0.003253
March	—	—	0.000044	0.000355	0.000695	0.001026	0.001388	0.001731	0.002057	0.002435	0.002813	0.003164
April	—	—	—	0.000311	0.000651	0.000982	0.001344	0.001687	0.002013	0.002391	0.002769	0.003120
May	—	—	—	—	0.000340	0.000671	0.001033	0.001376	0.001702	0.002080	0.002458	0.002809
June	—	—	—	—	—	0.000331	0.000693	0.001036	0.001362	0.001740	0.002118	0.002469
July	—	—	—	—	—	—	0.000362	0.000705	0.001031	0.001409	0.001787	0.002138
August	—	—	—	—	—	—	—	0.000343	0.000669	0.001047	0.001425	0.001776
September	—	—	—	—	—	—	—	—	0.000326	0.000704	0.001082	0.001433
October	—	—	—	—	—	—	—	—	—	0.000378	0.000756	0.001107
November	—	—	—	—	—	—	—	—	—	—	0.000378	0.000729
December	—	—	—	—	—	—	—	—	—	—	—	0.000351
TABLE B FLORIDA: Severance Tax

FIRST MONTH IN WHICH
UNITS WERE OWNED	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
ON THE MONTHLY	2010
RECORD DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	—	0.000004	0.000007	0.000024	0.000032	0.000056	0.000060	0.000074	0.000087	0.000098	0.000119	0.000133
February	—	0.000004	0.000007	0.000024	0.000032	0.000056	0.000060	0.000074	0.000087	0.000098	0.000119	0.000133
March	—	—	0.000003	0.000020	0.000028	0.000052	0.000056	0.000070	0.000083	0.000094	0.000115	0.000129
April	—	—	—	0.000017	0.000025	0.000049	0.000053	0.000067	0.000080	0.000091	0.000112	0.000126
May	—	—	—	—	0.000008	0.000032	0.000036	0.000050	0.000063	0.000074	0.000095	0.000109
June	—	—	—	—	—	0.000024	0.000028	0.000042	0.000055	0.000066	0.000087	0.000101
July	—	—	—	—	—	—	0.000004	0.000018	0.000031	0.000042	0.000063	0.000077
August	—	—	—	—	—	—	—	0.000014	0.000027	0.000038	0.000059	0.000073
September	—	—	—	—	—	—	—	—	0.000013	0.000024	0.000045	0.000059
October	—	—	—	—	—	—	—	—	—	0.000011	0.000032	0.000046
November	—	—	—	—	—	—	—	—	—	—	0.000021	0.000035
December	—	—	—	—	—	—	—	—	—	—	—	0.000014
TABLE C FLORIDA: Administrative Expense

FIRST MONTH IN WHICH
UNITS WERE OWNED	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
ON THE MONTHLY	2010
RECORD DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	—	0.000003	0.000006	0.000014	0.000033	0.000046	0.000056	0.000064	0.000073	0.000085	0.000095	0.000108
February	—	0.000003	0.000006	0.000014	0.000033	0.000046	0.000056	0.000064	0.000073	0.000085	0.000095	0.000108
March	—	—	0.000003	0.000011	0.000030	0.000043	0.000053	0.000061	0.000070	0.000082	0.000092	0.000105
April	—	—	—	0.000008	0.000027	0.000040	0.000050	0.000058	0.000067	0.000079	0.000089	0.000102
May	—	—	—	—	0.000019	0.000032	0.000042	0.000050	0.000059	0.000071	0.000081	0.000094
June	—	—	—	—	—	0.000013	0.000023	0.000031	0.000040	0.000052	0.000062	0.000075
July	—	—	—	—	—	—	0.000010	0.000018	0.000027	0.000039	0.000049	0.000062
August	—	—	—	—	—	—	—	0.000008	0.000017	0.000029	0.000039	0.000052
September	—	—	—	—	—	—	—	—	0.000009	0.000021	0.000031	0.000044
October	—	—	—	—	—	—	—	—	—	0.000012	0.000022	0.000035
November	—	—	—	—	—	—	—	—	—	—	0.000010	0.000023
December	—	—	—	—	—	—	—	—	—	—	—	0.000013
(SRT 2010 TAX)

SABINE ROYALTY TRUST LOUISIANA
TABLE A LOUISIANA: Gross Royalty Income

FIRST MONTH IN WHICH
UNITS WERE OWNED	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
ON THE MONTHLY	2010
RECORD DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.006120	0.012052	0.017573	0.026769	0.032634	0.038443	0.046347	0.054088	0.061934	0.067214	0.073986	0.080302
February	—	0.005932	0.011453	0.020649	0.026514	0.032323	0.040227	0.047968	0.055814	0.061094	0.067866	0.074182
March	—	—	0.005521	0.014717	0.020582	0.026391	0.034295	0.042036	0.049882	0.055162	0.061934	0.068250
April	—	—	—	0.009196	0.015061	0.020870	0.028774	0.036515	0.044361	0.049641	0.056413	0.062729
May	—	—	—	—	0.005865	0.011674	0.019578	0.027319	0.035165	0.040445	0.047217	0.053533
June	—	—	—	—	—	0.005809	0.013713	0.021454	0.029300	0.034580	0.041352	0.047668
July	—	—	—	—	—	—	0.007904	0.015645	0.023491	0.028771	0.035543	0.041859
August	—	—	—	—	—	—	—	0.007741	0.015587	0.020867	0.027639	0.033955
September	—	—	—	—	—	—	—	—	0.007846	0.013126	0.019898	0.026214
October	—	—	—	—	—	—	—	—	—	0.005280	0.012052	0.018368
November	—	—	—	—	—	—	—	—	—	—	0.006772	0.013088
December	—	—	—	—	—	—	—	—	—	—	—	0.006316
TABLE B LOUISIANA: Severance Tax

FIRST MONTH IN WHICH
UNITS WERE OWNED	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
ON THE MONTHLY	2010
RECORD DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.000494	0.000999	0.001383	0.002072	0.002543	0.002647	0.003112	0.003847	0.004300	0.004692	0.005107	0.005611
February	—	0.000505	0.000889	0.001578	0.002049	0.002153	0.002618	0.003353	0.003806	0.004198	0.004613	0.005117
March	—	—	0.000384	0.001073	0.001544	0.001648	0.002113	0.002848	0.003301	0.003693	0.004108	0.004612
April	—	—	—	0.000689	0.001160	0.001264	0.001729	0.002464	0.002917	0.003309	0.003724	0.004228
May	—	—	—	—	0.000471	0.000575	0.001040	0.001775	0.002228	0.002620	0.003035	0.003539
June	—	—	—	—	—	0.000104	0.000569	0.001304	0.001757	0.002149	0.002564	0.003068
July	—	—	—	—	—	—	0.000465	0.001200	0.001653	0.002045	0.002460	0.002964
August	—	—	—	—	—	—	—	0.000735	0.001188	0.001580	0.001995	0.002499
September	—	—	—	—	—	—	—	—	0.000453	0.000845	0.001260	0.001764
October	—	—	—	—	—	—	—	—	—	0.000392	0.000807	0.001311
November	—	—	—	—	—	—	—	—	—	—	0.000415	0.000919
December	—	—	—	—	—	—	—	—	—	—	—	0.000504
TABLE C LOUISIANA: Administrative Expense

FIRST MONTH IN WHICH
UNITS WERE OWNED	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
ON THE MONTHLY	2010
RECORD DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.000177	0.000381	0.000760	0.000995	0.001322	0.001556	0.001770	0.001957	0.002177	0.002351	0.002523	0.002762
February	—	0.000204	0.000583	0.000818	0.001145	0.001379	0.001593	0.001780	0.002000	0.002174	0.002346	0.002585
March	—	—	0.000379	0.000614	0.000941	0.001175	0.001389	0.001576	0.001796	0.001970	0.002142	0.002381
April	—	—	—	0.000235	0.000562	0.000796	0.001010	0.001197	0.001417	0.001591	0.001763	0.002002
May	—	—	—	—	0.000327	0.000561	0.000775	0.000962	0.001182	0.001356	0.001528	0.001767
June	—	—	—	—	—	0.000234	0.000448	0.000635	0.000855	0.001029	0.001201	0.001440
July	—	—	—	—	—	—	0.000214	0.000401	0.000621	0.000795	0.000967	0.001206
August	—	—	—	—	—	—	—	0.000187	0.000407	0.000581	0.000753	0.000992
September	—	—	—	—	—	—	—	—	0.000220	0.000394	0.000566	0.000805
October	—	—	—	—	—	—	—	—	—	0.000174	0.000346	0.000585
November	—	—	—	—	—	—	—	—	—	—	0.000172	0.000411
December	—	—	—	—	—	—	—	—	—	—	—	0.000239
(SRT 2010 TAX)

SABINE ROYALTY TRUST MISSISSIPPI
TABLE A MISSISSIPPI: Gross Royalty Income

FIRST MONTH IN WHICH
UNITS WERE OWNED	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
ON THE MONTHLY	2010
RECORD DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.009176	0.016441	0.024394	0.034838	0.050925	0.060408	0.071711	0.082295	0.092250	0.102653	0.111295	0.123160
February	—	0.007265	0.015218	0.025662	0.041749	0.051232	0.062535	0.073119	0.083074	0.093477	0.102119	0.113984
March	—	—	0.007953	0.018397	0.034484	0.043967	0.055270	0.065854	0.075809	0.086212	0.094854	0.106719
April	—	—	—	0.010444	0.026531	0.036014	0.047317	0.057901	0.067856	0.078259	0.086901	0.098766
May	—	—	—	—	0.016087	0.025570	0.036873	0.047457	0.057412	0.067815	0.076457	0.088322
June	—	—	—	—	—	0.009483	0.020786	0.031370	0.041325	0.051728	0.060370	0.072235
July	—	—	—	—	—	—	0.011303	0.021887	0.031842	0.042245	0.050887	0.062752
August	—	—	—	—	—	—	—	0.010584	0.020539	0.030942	0.039584	0.051449
September	—	—	—	—	—	—	—	—	0.009955	0.020358	0.029000	0.040865
October	—	—	—	—	—	—	—	—	—	0.010403	0.019045	0.030910
November	—	—	—	—	—	—	—	—	—	—	0.008642	0.020507
December	—	—	—	—	—	—	—	—	—	—	—	0.011865
TABLE B MISSISSIPPI: Severance Tax

FIRST MONTH IN WHICH
UNITS WERE OWNED	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
ON THE MONTHLY	2010
RECORD DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.000650	0.001075	0.001468	0.002438	0.003579	0.003851	0.004576	0.005281	0.006093	0.006802	0.007378	0.008134
February	—	0.000425	0.000818	0.001788	0.002929	0.003201	0.003926	0.004631	0.005443	0.006152	0.006728	0.007484
March	—	—	0.000393	0.001363	0.002504	0.002776	0.003501	0.004206	0.005018	0.005727	0.006303	0.007059
April	—	—	—	0.000970	0.002111	0.002383	0.003108	0.003813	0.004625	0.005334	0.005910	0.006666
May	—	—	—	—	0.001141	0.001413	0.002138	0.002843	0.003655	0.004364	0.004940	0.005696
June	—	—	—	—	—	0.000272	0.000997	0.001702	0.002514	0.003223	0.003799	0.004555
July	—	—	—	—	—	—	0.000725	0.001430	0.002242	0.002951	0.003527	0.004283
August	—	—	—	—	—	—	—	0.000705	0.001517	0.002226	0.002802	0.003558
September	—	—	—	—	—	—	—	—	0.000812	0.001521	0.002097	0.002853
October	—	—	—	—	—	—	—	—	—	0.000709	0.001285	0.002041
November	—	—	—	—	—	—	—	—	—	—	0.000576	0.001332
December	—	—	—	—	—	—	—	—	—	—	—	0.000756
TABLE C MISSISSIPPI: Administrative Expense

FIRST MONTH IN WHICH
UNITS WERE OWNED	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
ON THE MONTHLY	2010
RECORD DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.000266	0.000516	0.001062	0.001329	0.002226	0.002607	0.002913	0.003168	0.003447	0.003790	0.004009	0.004457
February	—	0.000250	0.000796	0.001063	0.001960	0.002341	0.002647	0.002902	0.003181	0.003524	0.003743	0.004191
March	—	—	0.000546	0.000813	0.001710	0.002091	0.002397	0.002652	0.002931	0.003274	0.003493	0.003941
April	—	—	—	0.000267	0.001164	0.001545	0.001851	0.002106	0.002385	0.002728	0.002947	0.003395
May	—	—	—	—	0.000897	0.001278	0.001584	0.001839	0.002118	0.002461	0.002680	0.003128
June	—	—	—	—	—	0.000381	0.000687	0.000942	0.001221	0.001564	0.001783	0.002231
July	—	—	—	—	—	—	0.000306	0.000561	0.000840	0.001183	0.001402	0.001850
August	—	—	—	—	—	—	—	0.000255	0.000534	0.000877	0.001096	0.001544
September	—	—	—	—	—	—	—	—	0.000279	0.000622	0.000841	0.001289
October	—	—	—	—	—	—	—	—	—	0.000343	0.000562	0.001010
November	—	—	—	—	—	—	—	—	—	—	0.000219	0.000667
December	—	—	—	—	—	—	—	—	—	—	—	0.000448
(SRT 2010 TAX)

SABINE ROYALTY TRUST NEW MEXICO
TABLE A NEW MEXICO: Gross Royalty Income

FIRST MONTH IN WHICH
UNITS WERE OWNED	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
ON THE MONTHLY	2010
RECORD DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.023348	0.046954	0.065048	0.095444	0.120399	0.141392	0.164657	0.189680	0.210353	0.232585	0.253702	0.274037
February	—	0.023606	0.041700	0.072096	0.097051	0.118044	0.141309	0.166332	0.187005	0.209237	0.230354	0.250689
March	—	—	0.018094	0.048490	0.073445	0.094438	0.117703	0.142726	0.163399	0.185631	0.206748	0.227083
April	—	—	—	0.030396	0.055351	0.076344	0.099609	0.124632	0.145305	0.167537	0.188654	0.208989
May	—	—	—	—	0.024955	0.045948	0.069213	0.094236	0.114909	0.137141	0.158258	0.178593
June	—	—	—	—	—	0.020993	0.044258	0.069281	0.089954	0.112186	0.133303	0.153638
July	—	—	—	—	—	—	0.023265	0.048288	0.068961	0.091193	0.112310	0.132645
August	—	—	—	—	—	—	—	0.025023	0.045696	0.067928	0.089045	0.109380
September	—	—	—	—	—	—	—	—	0.020673	0.042905	0.064022	0.084357
October	—	—	—	—	—	—	—	—	—	0.022232	0.043349	0.063684
November	—	—	—	—	—	—	—	—	—	—	0.021117	0.041452
December	—	—	—	—	—	—	—	—	—	—	—	0.020335
TABLE B NEW MEXICO: Severance Tax

FIRST MONTH IN WHICH
UNITS WERE OWNED	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
ON THE MONTHLY	2010
RECORD DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.003227	0.006843	0.009676	0.014324	0.018031	0.020993	0.024480	0.028035	0.031105	0.033798	0.036677	0.039760
February	—	0.003616	0.006449	0.011097	0.014804	0.017766	0.021253	0.024808	0.027878	0.030571	0.033450	0.036533
March	—	—	0.002833	0.007481	0.011188	0.014150	0.017637	0.021192	0.024262	0.026955	0.029834	0.032917
April	—	—	—	0.004648	0.008355	0.011317	0.014804	0.018359	0.021429	0.024122	0.027001	0.030084
May	—	—	—	—	0.003707	0.006669	0.010156	0.013711	0.016781	0.019474	0.022353	0.025436
June	—	—	—	—	—	0.002962	0.006449	0.010004	0.013074	0.015767	0.018646	0.021729
July	—	—	—	—	—	—	0.003487	0.007042	0.010112	0.012805	0.015684	0.018767
August	—	—	—	—	—	—	—	0.003555	0.006625	0.009318	0.012197	0.015280
September	—	—	—	—	—	—	—	—	0.003070	0.005763	0.008642	0.011725
October	—	—	—	—	—	—	—	—	—	0.002693	0.005572	0.008655
November	—	—	—	—	—	—	—	—	—	—	0.002879	0.005962
December	—	—	—	—	—	—	—	—	—	—	—	0.003083
TABLE C NEW MEXICO: Administrative Expense

FIRST MONTH IN WHICH
UNITS WERE OWNED	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
ON THE MONTHLY	2010
RECORD DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.000676	0.001488	0.002729	0.003506	0.004898	0.005742	0.006373	0.006976	0.007556	0.008289	0.008824	0.009592
February	—	0.000812	0.002053	0.002830	0.004222	0.005066	0.005697	0.006300	0.006880	0.007613	0.008148	0.008916
March	—	—	0.001241	0.002018	0.003410	0.004254	0.004885	0.005488	0.006068	0.006801	0.007336	0.008104
April	—	—	—	0.000777	0.002169	0.003013	0.003644	0.004247	0.004827	0.005560	0.006095	0.006863
May	—	—	—	—	0.001392	0.002236	0.002867	0.003470	0.004050	0.004783	0.005318	0.006086
June	—	—	—	—	—	0.000844	0.001475	0.002078	0.002658	0.003391	0.003926	0.004694
July	—	—	—	—	—	—	0.000631	0.001234	0.001814	0.002547	0.003082	0.003850
August	—	—	—	—	—	—	—	0.000603	0.001183	0.001916	0.002451	0.003219
September	—	—	—	—	—	—	—	—	0.000580	0.001313	0.001848	0.002616
October	—	—	—	—	—	—	—	—	—	0.000733	0.001268	0.002036
November	—	—	—	—	—	—	—	—	—	—	0.000535	0.001303
December	—	—	—	—	—	—	—	—	—	—	—	0.000768
(SRT 2010 TAX)

SABINE ROYALTY TRUST
Cost Depletion Schedule D-I
     The cumulative and noncumulative cost depletion factors reflected in Depletion Schedule D-I should be used to compute 2010 Federal depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 2010. This schedule should not be used to compute depletion for any other Units owned. (See accompanying information for computation instructions.)

FIRST MONTH IN WHICH
UNITS WERE OWNED
ON THE MONTHLY
RECORD DATE IN 2010	January	February	March	April	May	June	July	August	September	October	November	December
January	013784	.025218	.032817	.050715	.062810	.071890	.086584	.098716	.109585	.122503	.139001	.153651
February	—	.011434	.019033	.036931	.049026	.058106	.072800	.084932	.095801	.108719	.125217	.139867
March	—	—	.007599	.025497	.037592	.046672	.061366	.073498	.084367	.097285	.113783	.128433
April	—	—	—	.017898	.029993	.039073	.053767	.065899	.076768	.089686	.106184	.120834
May	—	—	—	—	.012095	.021175	.035869	.048001	.058870	.071788	.088286	.102936
June	—	—	—	—	—	.009080	.023774	.035906	.046775	.059693	.076191	.090841
July	—	—	—	—	—	—	.014694	.026826	.037695	.050613	.067111	.081761
August	—	—	—	—	—	—	—	.012132	.023001	.035919	.052417	.067067
September	—	—	—	—	—	—	—	—	.010869	.023787	.040285	.054935
October	—	—	—	—	—	—	—	—	—	.012918	.029416	.044066
November	—	—	—	—	—	—	—	—	—	—	.016498	.031148
December	—	—	—	—	—	—	—	—	—	—	—	.014650
Cost Depletion Schedule D-II
     The noncumulative cost depletion factors reflected in Depletion Schedule D-II should be used to compute 2010 state cost depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in any year. The applicable number to use is the number related to the last month in which the Units were owned on the Monthly Record Date in 2010. (See accompanying information for computation instructions.)

STATE DEPLETION
FACTORS	January	February	March	April	May	June	July	August	September	October	November	December
Florida	—	.000004	.000002	.000013	.000015	.000014	.000015	.000015	.000014	.000016	.000016	.000015
Louisiana	.000279	.000218	.000216	.000355	.000607	.000210	.000277	.000303	.000259	.000149	.000324	.000264
Mississippi	.000353	.000238	.000242	.000542	.000528	.000255	.000370	.000346	.000333	.000324	.000246	.000402
New Mexico	.000643	.000653	.000499	.000820	.000637	.000523	.000617	.000795	.000655	.000643	.000655	.000611
Oklahoma	.001578	.001309	.000966	.002267	.001624	.001134	.001590	.000684	.001433	.001446	.001228	.002157
Texas	.010931	.009012	.005674	.013901	.008684	.006944	.011825	.009989	.008175	.010340	.014029	.011201

TOTAL	.013784	.011434	.007599	.017898	.012095	.009080	.014694	.012132	.010869	.012918	.016498	.014650

(SRT 2010 TAX)

SABINE ROYALTY TRUST
COST DEPLETION SCHEDULE D-III
     The cumulative Federal cost depletion factors reflected in Depletion Schedule D-III should be used to compute 2010 Federal cost depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in the year stated. For depletion factors relating to the individual states, please use Depletion Schedule D-II on page 14. (See accompanying information for computation instructions.)

FOR A UNIT
ACQUIRED OF
RECORD DURING
THE YEAR OF:	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2010
	2010
	January	February	March	April	May	June	July	August	September	October	November	December
Original Distribution	.014629	.026655	.034582	.053620	.066172	.075708	.091354	.104055	.115459	.129224	.146733	.162338

1983	.013875	.025335	.032691	.050519	.061892	.070827	.085739	.098030	.108628	.121724	.138945	.153484

1984	.009168	.016734	.021582	.033355	.040856	.046751	.056614	.064742	.071730	.080383	.091795	.101392

1985	.012004	.021917	.028273	.043686	.053507	.061230	.074141	.084820	.093977	.105313	.120257	.132806

Before March 17, 1986	.009716	.017743	.022883	.035350	.043282	.049531	.059984	.068643	.076048	.085225	.097343	.107488

After March 17, 1986	.007613	.013905	.017938	.027706	.033925	.038823	.047010	.053801	.059607	.066797	.076285	.084231

1987	.010229	.018682	.024096	.037224	.045577	.052159	.063162	.072276	.080077	.089740	.102491	.113177

1988	.010945	.019994	.025798	.039864	.048827	.055879	.067643	.077336	.085702	.096039	.109628	.121102

1989	.010479	.019136	.024710	.038209	.046845	.053612	.064865	.074064	.082104	.091995	.104907	.115954

1990	.009951	.018184	.023490	.036308	.044514	.050950	.061630	.070379	.078027	.087424	.099679	.110167

1991	.009265	.016967	.021966	.033916	.041622	.047657	.057572	.065740	.072929	.081684	.093000	.102782

1992	.010684	.019573	.025369	.039197	.048144	.055130	.066535	.075804	.084144	.094232	.107116	.118499

1993	.010829	.019851	.025744	.039765	.048862	.055959	.067520	.076959	.085435	.095668	.108728	.120259

1994	.009565	.017519	.022714	.035121	.043185	.049455	.059677	.067953	.075440	.084476	.095993	.106223

1995	.010073	.018450	.023935	.037038	.045575	.052201	.062972	.071656	.079575	.089107	.101190	.112016

1996	.009640	.017667	.022956	.035547	.043796	.050170	.060441	.068577	.076218	.085327	.096696	.107177

1997	.013067	.023935	.031060	.048069	.059173	.067775	.081737	.092943	.103229	.115584	.131203	.145281

1998	.013952	.025534	.033151	.051332	.063250	.072434	.087331	.099274	.110264	.123441	.140050	.155095

1999	.014294	.026153	.033994	.052606	.064955	.074370	.095644	.108015	.119288	.132751	.149771	.165103

2000	.014057	.025716	.033479	.051823	.064086	.073377	.088355	.100579	.111724	.124973	.141592	.156674

2001	.013468	.024700	.032386	.050140	.062474	.071553	.085771	.097235	.108219	.120844	.136126	.150847

2002	.013700	.025149	.032846	.050776	.062937	.072105	.086651	.098557	.109586	.122503	.138502	.153290

2003	.013817	.025259	.032972	.051061	.063238	.072441	.087120	.099025	.110096	.123121	.139249	.154189

2004	.013852	.025381	.033064	.051126	.063239	.072424	.087175	.099286	.110306	.123367	.139762	.154603

2005	.013835	.025349	.033038	.051130	.063269	.072463	.087188	.099145	.110190	.123238	.139492	.154421

2006	.013816	.025331	.033016	.051034	.063146	.072321	.087015	.099057	.110071	.123086	.139387	.154214

2007	.013596	.024943	.032464	.050171	.061945	.070947	.085436	.097420	.108201	.121032	.137269	.151759

2008	.013370	.024501	.031872	.049237	.060808	.069633	.083892	.095677	.106242	.118845	.134850	.149080

2009	.013386	.024494	.031889	.049322	.061042	.069881	.084137	.095802	.106399	.118975	.134860	.149181

(SRT 2010 TAX)

SABINE ROYALTY TRUST
PERCENTAGE DEPLETION SCHEDULE D-IV
     The noncumulative and cumulative depletion factors reflected in Depletion Schedule D-IV should be used to compute 2010 Federal percentage depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in any year. The numbers below are expressed in fractional dollars per unit. (See accompanying information for computation instructions.)

FIRST MONTH IN
WHICH UNITS
WERE OWNED ON
THE MONTHLY
RECORD DATE IN
2010	January	February	March	April	May	June	July	August	September	October	November	December
January	0.052282	0.100354	0.131525	0.211406	0.266445	0.305726	0.366119	0.421103	0.468702	0.523477	0.578733	0.623024
February	—	0.048072	0.079243	0.159123	0.214163	0.253444	0.313837	0.368821	0.416420	0.471195	0.526451	0.570742
March	—	—	0.031171	0.111052	0.166091	0.205372	0.265765	0.320749	0.368348	0.423123	0.478379	0.522670
April	—	—	—	0.079880	0.134920	0.174201	0.234594	0.289578	0.337177	0.391952	0.447207	0.491499
May	—	—	—	—	0.055040	0.094320	0.154713	0.209697	0.257297	0.312071	0.367327	0.411618
June	—	—	—	—	—	0.039281	0.099674	0.154658	0.202257	0.257031	0.312287	0.356579
July	—	—	—	—	—	—	0.060393	0.115377	0.162976	0.217751	0.273007	0.317298
August	—	—	—	—	—	—	—	0.054984	0.102583	0.157358	0.212614	0.256905
September	—	—	—	—	—	—	—	—	0.047599	0.102374	0.157630	0.201921
October	—	—	—	—	—	—	—	—	—	0.054775	0.110031	0.154322
November	—	—	—	—	—	—	—	—	—	—	0.055256	0.099547
December	—	—	—	—	—	—	—	—	—	—	—	0.044291
(SRT 2010 TAX)

Supplemental Income and Loss (From rental real estate, royalties, partnerships, S corporations, estates, trusts, REMICs, etc.) SCHEDULE E (Form 1040) Department of the Treasury Internal Revenue Service (99) Attach to Form 1040, 1040NR, or Form 1041. See Instructions for Schedule E (Form 1040). OMB No. 1545-0074 2010 Attachment Sequence No. 13 Your social security number Name(s) shown on return Part I Income or Loss From Rental Real Estate and Royalties Note. If you are in the business of renting personal property, use Schedule C or C-EZ (see page E-3). If you are an individual, report farm rental income or loss from Form 4835 on page 2, line 40. 1 2 For each rental real estate property listed on line 1, did you or your family use it during the tax year for personal purposes for more than the greater of: List the type and address of each rental real estate property: 14 days or 10% of the total days rented at fair rental value? (See page E-3) A B C Yes No Properties Totals (Add columns A, B, and C.) Income: Gross Royalty Income 3 Rents received 4 Royalties received Expenses: 5 Advertising . . . . . . . 5 6 Auto and travel (see page E-4) . 6 7 Cleaning and maintenance . . 7 8 Commissions. . . . . . . 8 9 Insurance . . . . . . . . 9 10 Legal and other professional fees 10 11 Management fees . . . . . 11 12 Mortgage interest paid to banks, etc. (see page E-5) . . 12 12 13 Other interest. . . . . . . 13 14 Repairs. . . . . . . . . 14 15 Supplies . . . . . . . . 15 16 Taxes . . . . . . . . . 16 17 Utilities . . . . . . . . . 17 18 Other (list) Severance Tax Administrative Expenses Depletion 19 Add lines 5 through 18. . . . 19 19 20 Depreciation expense or depletion (see page E-5) . . . 20 20 21 Total expenses. Add lines 19 and 20 21 22 Income or (loss) from rental real estate or royalty properties. Subtract line 21 from line 3 (rents) or line 4 (royalties). If the result is a (loss), see page E-5 to find out if you must file Form 6198 . . 22 23 Deductible rental real estate loss. Caution. Your rental real estate loss on line 22 may be limited. See page E-5 to find out if you must file Form 8582. Real estate professionals must complete line 43 on page 2 . 23 ( ) ( ) ( ) 24 Income. Add positive amounts shown on line 22. Do not include any losses . . . . . . . 24 25 Losses. Add royalty losses from line 22 and rental real estate losses from line 23. Enter total losses here 25 ( ) 26 Total rental real estate and royalty income or (loss). Combine lines 24 and 25. Enter the result here. If Parts II, III, IV, and line 40 on page 2 do not apply to you, also enter this amount on Form 1040, line 17, or Form 1040NR, line 18. Otherwise, include this amount in the total on line 41 on page 2 26 For Paperwork Reduction Act Notice, see your tax return instructions. Cat. No. 11344L Schedule E (Form 1040) 2010

SCHEDULE B (Form 1040A or 1040) Department of the Treasury Internal Revenue Service (99) Interest and Ordinary Dividends Attach to Form 1040A or 1040. See instructions on back. OMB No. 1545-0074 2010 Sequence No. 08 Name(s) shown on return Your social security number Part I Interest 1 List name of payer. If any interest is from a seller-financed mortgage and the buyer used the property as a personal residence, see instructions on back and list this interest first. Also, show that buyer’s social security number and address Amount (See instructions on back and the instructions for Form 1040A, or Form 1040, line 8a.) Interest Income Note. If you received a Form 1099-INT, Form 1099-OID, or substitute statement from a brokerage firm, list the firm’s name as the payer and enter the total interest shown on that form. 2 Add the amounts on line 1 . . . . . . . . . . . . . . . . . . 2 3 Excludable interest on series EE and I U.S. savings bonds issued after 1989. Attach Form 8815 . . . . . . . . . . . . . . . . . . . . . 3 4 Subtract line 3 from line 2. Enter the result here and on Form 1040A, or Form 1040, line 8a Note. If line 4 is over $1,500, you must complete Part III. Part II 5 List name of payer Ordinary Dividends (See instructions on back and the instructions for Form 1040A, or Form 1040, line 9a.) Note. If you received a Form 1099-DIV or substitute statement from a brokerage firm, list the firm’s name as the payer and enter the ordinary dividends shown on that form. 6 Add the amounts on line 5. Enter the total here and on Form 1040A, or Form 1040, line 9a Note. If line 6 is over $1,500, you must complete Part III. Part III Foreign Accounts and Trusts (See instructions on back.) You must complete this part if you (a) had over $1,500 of taxable interest or ordinary dividends; (b) had a foreign account; or (c) received a distribution from, or were a grantor of, or a transferor to, a foreign trust. 7 a At any time during 2010, did you have an interest in or a signature or other authority over a financial account in a foreign country, such as a bank account, securities account, or other financial account? See instructions on back for exceptions and filing requirements for Form TD F 90-22.1 b If “Yes,” enter the name of the foreign country 8 During 2010, did you receive a distribution from, or were you the grantor of, or transferor to, a foreign trust? If “Yes,” you may have to file Form 3520. See instructions on back For Paperwork Reduction Act Notice, see your tax return instructions. Cat. No. 17146N Schedule B (Form 1040A or 1040) 2010

Form 4797 Department of the Treasury Internal Revenue Service (99) Sales of Business Property (Also Involuntary Conversions and Recapture Amounts Under Sections 179 and 280F(b)(2)) Attach to your tax return. See separate instructions. OMB No. 1545-0184 2010 Attachment Sequence No. 27 Name(s) shown on return Identifying number 1 Enter the gross proceeds from sales or exchanges reported to you for 2010 on Form(s) 1099-B or 1099-S (or substitute statement) that you are including on line 2, 10, or 20 (see instructions) Part I Sales or Exchanges of Property Used in a Trade or Business and Involuntary Conversions From Other Than Casualty or Theft—Most Property Held More Than 1 Year (see instructions) 2 (a) Description (b) Date acquired (mo., day, yr.) of property (c) Date sold (mo., day, yr.) d) Gross sales price (e) Depreciation allowed or allowable since acquisition (f) Cost or other basis, plus improvements and expense of sale (g) Gain or (loss) Subtract (f) from the sum of (d) and (e) 3 Gain, if any, from Form 4684, line 42 . . . . . . . . . . . . . . . . . . . . . . . . 3 4 Section 1231 gain from installment sales from Form 6252, line 26 or 37. . . . . . . . . . . . . . 4 5 Section 1231 gain or (loss) from like-kind exchanges from Form 8824 . . . . . . . . . . . . . . 5 6 Gain, if any, from line 32, from other than casualty or theft. . . . . . . . . . . . . . . . . . 6 7 Combine lines 2 through 6. Enter the gain or (loss) here and on the appropriate line as follows:. . . . . . . 7 Partnerships (except electing large partnerships) and S corporations. Report the gain or (loss) following the instructions for Form 1065, Schedule K, line 10, or Form 1120S, Schedule K, line 9. Skip lines 8, 9, 11, and 12 below. Individuals, partners, S corporation shareholders, and all others. If line 7 is zero or a loss, enter the amount from line 7 on line 11 below and skip lines 8 and 9. If line 7 is a gain and you did not have any prior year section 1231 losses, or they were recaptured in an earlier year, enter the gain from line 7 as a long-term capital gain on the Schedule D filed with your return and skip lines 8, 9, 11, and 12 below. 8 Nonrecaptured net section 1231 losses from prior years (see instructions) . . . . . . . . . . . . . 8 9 Subtract line 8 from line 7. If zero or less, enter -0-. If line 9 is zero, enter the gain from line 7 on line 12 below. If line 9 is more than zero, enter the amount from line 8 on line 12 below and enter the gain from line 9 as a long-term capital gain on the Schedule D filed with your return (see instructions) Part II Ordinary Gains and Losses (see instructions) 10 Ordinary gains and losses not included on lines 11 through 16 (include property held 1 year or less): 11 Loss, if any, from line 7 . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11( ) 12 Gain, if any, from line 7 or amount from line 8, if applicable . . . . . . . . . . . . . . . . . 12 13 Gain, if any, from line 31 . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 14 Net gain or (loss) from Form 4684, lines 34 and 41a . . . . . . . . . . . . . . . . . . . 14 15 Ordinary gain from installment sales from Form 6252, line 25 or 36 . . . . . . . . . . . . . . . 15 16 Ordinary gain or (loss) from like-kind exchanges from Form 8824. . . . . . . . . . . . . . . . 16 17 Combine lines 10 through 16 . . . . . . . . . . . . . . . . . . . . . . . . . . 17 18 For all except individual returns, enter the amount from line 17 on the appropriate line of your return and skip lines a and b below. For individual returns, complete lines a and b below: a If the loss on line 11 includes a loss from Form 4684, line 38, column (b)(ii), enter that part of the loss here. Enter the part of the loss from income-producing property on Schedule A ( Form 1040), line 28, and the part of the loss from property used as an employee on Schedule A (Form 1040), line 23. Identify as from “Form 4797, line 18a.” See instructions . . 18a b Redetermine the gain or (loss) on line 17 excluding the loss, if any, on line 18a. Enter here and on Form 1040, line 14 18b For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 13086I Form 4797 (2010)

Form 4797 (2010) Page 2 Part III Gain From Disposition of Property Under Sections 1245, 1250, 1252, 1254, and 1255 (see instructions) 19 (a) Description of section 1245, 1250, 1252, 1254, or 1255 property: (b) Date acquired (mo., day, yr.) (c) Date sold (mo., day, yr.) These columns relate to the properties on lines 19A through 19D. Gain or Loss on Units Sold Property A Property B Property C Property D 20 Gross sales price (Note: See line 1 before completing.) . 20 21 Cost or other basis plus expense of sale. . . . . 21 22 Depreciation (or depletion) allowed or allowable . . . 22 23 Adjusted basis. Subtract line 22 from line 21. . . . 23 24 Total gain. Subtract line 23 from line 20 . . . . . 24 25 If section 1245 property: a Depreciation allowed or allowable from line 22 . . . 25a b Enter the smaller of line 24 or 25a . . . . . . 25b 26 If section 1250 property: If straight line depreciation was used, enter -0- on line 26g, except for a corporation subject to section 291. a Additional depreciation after 1975 (see instructions) . 26a b Applicable percentage multiplied by the smaller of line 24 or line 26a (see instructions) . . . . . . . 26b c Subtract line 26a from line 24. If residential rental property or line 24 is not more than line 26a, skip lines 26d and 26e 26c d Additional depreciation after 1969 and before 1976. . 26d e Enter the smaller of line 26c or 26d. . . . . . 26e f Section 291 amount (corporations only) . . . . . 26f g Add lines 26b, 26e, and 26f. . . . . . . . . 26g 27 If section 1252 property: Skip this section if you did not dispose of farmland or if this form is being completed for a partnership (other than an electing large partnership). a Soil, water, and land clearing expenses . . . . . 27a b Line 27a multiplied by applicable percentage (see instructions) 27b c Enter the smaller of line 24 or 27b . . . . . . 27c 28 If section 1254 property: a Intangible drilling and development costs, expenditures for development of mines and other natural deposits, mining exploration costs, and depletion (see instructions) . . . . . . . . . . . . . 28a b Enter the smaller of line 24 or 28a . . . . . . 28b 29 If section 1255 property: a Applicable percentage of payments excluded from income under section 126 (see instructions). . . . 29a b Enter the smaller of line 24 or 29a (see instructions) . 29b Summary of Part III Gains. Complete property columns A through D through line 29b before going to line 30. 30 Total gains for all properties. Add property columns A through D, line 24 . . . . . . . . . . . . . 30 31 Add property columns A through D, lines 25b, 26g, 27c, 28b, and 29b. Enter here and on line 13 . . . . . . 31 32 Subtract line 31 from line 30. Enter the portion from casualty or theft on Form 4684, line 36. Enter the portion from other than casualty or theft on Form 4797, line 6 . . . . . . . . . . . . . . . . . . . . 32 Part IV Recapture Amounts Under Sections 179 and 280F(b)(2) When Business Use Drops to 50% or Less (see instructions) (a) Section 179 (b) Section 280F(b)(2) 33 Section 179 expense deduction or depreciation allowable in prior years. . . . . . . . 33 34 Recomputed depreciation (see instructions). . . . . . . . . . . . . . . . 34 35 Recapture amount. Subtract line 34 from line 33. See the instructions for where to report . . 35 Form 4797 (2010)

SABINE ROYALTY TRUST
TAX COMPUTATION WORKSHEET
2010
(RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)
Part I
INCOME AND EXPENSE

B
Income/Expense
	A		Per Unit
	Number of		from Appropriate
	Units Owned		Schedule(s)		C	Where to Reflect on
Item	(Note 1)		(Note 2)		Totals	2010 Form 1040 (Note 3)
Gross Royalty Income		X		=		Line 4, Part I, Schedule E

Severance Tax		X		=		Line 16, Part I, Schedule E

Interest Income		X		=		Line 1, Part I, Schedule B

Administrative Expense		X		=		Line 18, Part I, Schedule E

Part II
COST DEPLETION (Note 4)

Cost Depletion
		Allowable in Prior		Adjusted Basis for		Appropriate 2010
		Calendar Years		Cost Depletion		Cost Depletion Factor
Original Basis		(Note 5)		Purposes		(Note 4)		2010 Cost Depletion
	–		=		X		=

*	Reflect cost depletion on 2010 Form 1040, line 20, Part 1, Schedule E (Note 3).
Part III
COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

Where to Reflect on
Net Sales		Adjusted Basis			2010 Form 1040
Price		(Note 6)		Gain (Loss)	(Note 3)
	–		=		Form 4797 Part III, Lines 19-24 and Schedule D

Notes

(1)	In order to correctly calculate total income and expense to be reported on your 2010 Federal and, if applicable, state income tax returns as different factors apply depending on when Units were acquired, it is recommended that you reproduce and complete a separate Tax Computation Worksheet for each block of Units acquired at different times. If more than one Tax Computation Worksheet is required, then the separate amounts from each Tax Computation Worksheet should be added together and those aggregate numbers reported on your 2010 income tax returns.

(2)	If you did not become a Unit holder of record of any Unit(s) or did not cease to be a Unit holder of record of any Unit(s) during the period from January 15, 2010 through December 15, 2010, then the amounts reflected on the cumulative schedule for 2010 (located on page 5) should be used to complete Part I. See Comprehensive Example 1 on page 22. If any Units were held of record for only part of the period defined above, then the appropriate Federal income and expense factors for Part I can be determined by using Tables I-IV (on pages 6 and 7) by locating the factor at the intersection of the first and last month in which the Units were owned by the Unit holder on the Monthly Record Date in 2010. See Comprehensive Examples 2 and 3 on pages 23 and 24 for further explanation. The appropriate state income and expense factors can be determined by using the state tables in the same manner, which are located on pages 8 through 13.

(3)	The Trustee believes that individual Unit holders owning the Units as an investment should report the amounts determined in this manner. See Sample Tax Forms on pages 17-20. The U.S. Corporation Income Tax Return (Form 1120) does not require that royalty income and related expenses be separately identified on any specific schedules. See “Sale or Exchange of Units’’ on page A-4 for a discussion of the tax consequences resulting from the sale of a Unit.

(4)	The appropriate depletion schedule(s) to be utilized depends on when the Units were acquired. See “Computing Depletion’’ on pages 1 and 2 to determine the proper schedule(s) to be used. This worksheet assumes a Unit holder will take the cost depletion deduction. Some Unit holders may be entitled to a percentage depletion deduction in lieu of a cost depletion deduction, in which case Depletion Schedule D-IV (on page 16) should be used to compute such Unit holder’s depletion deduction for purposes of Part II of this worksheet. See pages 1-2 and A-2 — A-3 of this booklet for additional information regarding depletion deductions.

(5)	Cost depletion allowable in prior calendar years cannot be computed from the schedules contained in this booklet. Depletion schedules contained in Sabine Royalty Trust Tax Information Booklet(s) from prior years should be used to determine the appropriate cost depletion amount(s) allowable in prior calendar years.

(6)	The adjusted basis is equal to the cost or other basis of the Unit(s) less the cost depletion allowable from the date of acquisition through the date of sale (whether or not deducted).
(SRT 2010 TAX)

COMPREHENSIVE EXAMPLE 1
     The following example illustrates the computations necessary for an individual to determine income and expense attributable to Units acquired in March of 1984 and held throughout 2010.
COMPUTATION OF INCOME AND EXPENSE FOR UNITS OWNED ON ALL MONTHLY RECORD
DATES IN 2010
SABINE ROYALTY TRUST
TAX COMPUTATION WORKSHEET
2010
(RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)
Part I
INCOME AND EXPENSE

			B
			Income/Expense
	A		Per Unit
	Number of		from Appropriate
	Units Owned		Schedule(s)		C	Where to Reflect on
Item	(Note 1)		(Note 2)		Totals	2010 Form 1040 (Note 3)
Gross Royalty Income	100	X	$4.153492	=	$415.35	Line 4, Part I, Schedule E

Severance Tax	100	X	$.308416	=	$30.84	Line 16, Part I, Schedule E

Interest Income	100	X	$.000306	=	$.03	Line 1, Part I, Schedule B

Administrative Expense	100	X	$.141111	=	$14.11	Line 18, Part I, Schedule E

Part II
COST DEPLETION (Note 4)

		Cost Depletion				Appropriate 2010
		Allowable in Prior		Adjusted Basis for		Cost Depletion Factor
Assumed		Calendar Years		Cost Depletion		per Depletion
Original Basis*		(Notes 4 and 5)		Purposes		Schedule D-III		2010 Cost Depletion**
$2,100.00	–	$2,018.53	=	$81.47	X	.101392	=	$8.26

*	This number is used for example purposes only. Each Unit holder’s basis is unique to that specific Unit holder.

**	Reflect cost depletion on 2010 Form 1040, line 20, Part 1, Schedule E (Note 3).
See Page 21 for Applicable Notes.
(SRT 2010 TAX)

COMPREHENSIVE EXAMPLE 2
     The following example illustrates the computations necessary for an individual to determine income and expenses and gain or loss on Units acquired in 1984 and disposed of during 2010. The factors in this example are located at the intersection of January and March on the appropriate tables (i.e., the first and last month of 2010 in which Units were owned on Monthly Record Dates).

Acquisition	Units	Original	Sales	Units	Sales
Date	Acquired	Basis	Date	Sold	Price
03-21-84	100	$2,100.00	04-2-10	100	$5,075.00
COMPUTATION OF INCOME AND EXPENSE FOR UNITS SOLD IN 2010
SABINE ROYALTY TRUST
TAX COMPUTATION WORKSHEET
2010
(RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)
Part I
INCOME AND EXPENSE

			B
	A		Income/Expense Per Unit
	Number of		from Appropriate
	Units Owned		Schedule(s)		C	Where to Reflect on
Item	(Note 1)		(Note 2)		Totals	2010 Form 1040 (Note 3)
Gross Royalty Income	100	X	$.876835	=	$87.68	Line 4, Part I, Schedule E

Severance Tax	100	X	$.059018	=	$5.90	Line 16, Part I, Schedule E

Interest Income	100	X	$.000032	=	$0.00	Line 1, Part I, Schedule B

Administrative Expense	100	X	$.035368	=	$3.54	Line 18, Part I, Schedule E

Part II
COST DEPLETION (Notes 4 and 5)

		Cost Depletion				Appropriate 2010
		Allowable in Prior		Adjusted Basis for		Cost Depletion Factor
Assumed		Calendar Years		Cost Depletion		per Depletion
Original Basis*		(Note 5)		Purposes		Schedule III		2010 Cost Depletion**
$2,100.00	–	$2,018.53	=	$81.47	X	.021582	=	$1.76

*	This number is used for example purposes only. Each Unit holder’s basis is unique to that specific Unit holder.

**	Reflect cost depletion on 2010 Form 1040, line 20, Part 1, Schedule E (Note 3).
Part III
COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

					Where to Reflect on
Net Sales		Adjusted Basis		Gain	2010 Form 1040
Price		(Note 6)		(Loss)	(Note 3)
$5,075.00	–	$79.71	=	$4,995.29	Form 4797, Part III, Lines 19-24 and Schedule D

See Page 21 for Applicable Notes.
(SRT 2010 TAX)

COMPREHENSIVE EXAMPLE 3
     The following example illustrates the computations necessary for an individual to determine income and expenses and gain or loss on Units acquired and disposed of during 2010. The factors in this example are located at the intersection of April and September on the appropriate tables (i.e., the first and last month of 2010 in which Units were owned on monthly Record Dates).

Acquisition	Units	Original	Sales	Units
Date	Acquired	Basis	Date	Sold	Sales Price
03-30-10	100	$2,100.00	10-01-10	100	$3,000.00
COMPUTATION OF INCOME AND EXPENSE FOR UNITS SOLD IN 2010
SABINE ROYALTY TRUST
TAX COMPUTATION WORKSHEET
2010
(RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)
Part I
INCOME AND EXPENSE

			B
	A		Income/Expense Per Unit
	Number of		from Appropriate
	Units Owned		Schedule(s)		C	Where to Reflect on
Item	(Note 1)		(Note 2)		Totals	2010 Form 1040 (Note 3)
Gross Royalty Income	100	X	$2.247845	=	$224.78	Line 4, Part I, Schedule E

Severance Tax	100	X	$.160268	=	$16.03	Line 16, Part I, Schedule E

Interest Income	100	X	$.000187	=	$.02	Line 1, Part I, Schedule B

Administrative Expense	100	X	$.073237	=	$7.32	Line 18, Part I, Schedule E

Part II
COST DEPLETION (Notes 4 and 5)

		Cost Depletion				Appropriate 2010
		Allowable in Prior		Adjusted Basis for		Cost Depletion Factor
Assumed		Calendar Years		Cost Depletion		per Depletion
Original Basis*		(Note 5)		Purposes		Schedule D-I		2010 Cost Depletion**
$2,100.00	–	$0.00	=	$2,100.00	X	.076768	=	$161.21

*	This number is used for example purposes only. Each Unit holder’s basis is unique to that specific Unit holder.

**	Reflect cost depletion on 2010 Form 1040, line 20, Part 1, Schedule E (Notes 4 and 5).
Part III
COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

					Where to Reflect on
Net Sales		Adjusted Basis		Gain	2010 Form 1040
Price		(Note 6)		(Loss)	(Note 3)
$3,000.00	–	$1,938.79	=	$1,061.21	Form 4797, Part III, Lines 19-24 and Schedule D

See Page 21 for Applicable Notes.
(SRT 2010 TAX)

SABINE ROYALTY TRUST HISTORICAL TAX WORKSHEET

		WINDFALL		NET			MISC.	NET
	GROSS	PROFIT	SEVERANCE	ROYALTY	INTEREST	ADMIN.	INCOME/	CASH
	INCOME	TAX	TAX	PMTS	INCOME	EXPENSE	EXPENSE	DISTRIB
1983	2.721361	0.316613	0.155445	2.249303	0.019377	0.086800	0.000000	2.181880
1984	3.496106	0.323679	0.196022	2.976405	0.031846	0.155652	0.000000	2.852599
1985	2.853378	0.190767	0.171256	2.491355	0.021277	0.169099	-0.005487	2.338046
1986	1.807003	0.041149	0.114513	1.651341	0.012242	0.184580	0.005487	1.484490
1987	1.648950	0.000209	0.095558	1.553183	0.010601	0.127094	0.000000	1.436690
1988	1.556021	0.000077	0.101561	1.454383	0.010753	0.098526	0.000000	1.366610
1989	1.594196	0.000028	0.131330	1.462838	0.013627	0.096295	0.000000	1.380170
1990	1.748059	0.000000	0.155821	1.592238	0.014058	0.075026	0.000000	1.531270
1991	1.810596	0.000000	0.188955	1.621641	0.010622	0.084643	0.000000	1.547620
1992	1.556025	0.000000	0.132087	1.423938	0.005520	0.135228	0.000000	1.294230
1993	1.751674	0.000000	0.126197	1.625477	0.005316	0.169163	0.000000	1.461630
1994	1.422338	0.000000	0.094300	1.328038	0.005172	0.135390	0.000000	1.197820
1995	1.257833	0.000000	0.086219	1.171614	0.007424	0.151878	0.000000	1.027160
1996	1.650891	0.000000	0.102044	1.548847	0.009748	0.187465	0.000000	1.371130
1997	1.955335	0.000000	0.144324	1.811011	0.010812	0.177263	0.000000	1.644560
1998	1.937789	0.000000	0.123769	1.814020	0.011159	0.171521	0.000000	1.653658
1999	1.663391	0.000000	0.115700	1.547691	0.008112	0.148838	0.000000	1.406965
2000	2.586743	0.000000	0.157354	2.429389	0.016044	0.170794	0.000000	2.274639
2001	3.240755	0.000000	0.210965	3.029790	0.014627	0.183788	0.000000	2.860629
2002	2.175093	0.000000	0.125845	2.049248	0.003150	0.173568	0.000000	1.878830
2003	2.930078	0.000000	0.214244	2.715834	0.003272	0.196541	0.000000	2.522565
2004	3.277066	0.000000	0.271605	3.005461	0.003421	0.222941	0.000000	2.785941
2005	3.874801	0.000000	0.304563	3.570238	0.011804	0.150250	0.000000	3.431792
2006	4.733425	0.000000	0.376823	4.356602	0.024294	0.144170	0.000000	4.236726
2007	4.334040	0.000000	0.361711	3.972329	0.023849	0.145689	0.000000	3.850489
2008	6.587048	0.000000	0.421450	6.165598	0.020735	0.150146	0.000000	6.036187
2009	3.162408	0.000000	0.218949	2.943459	0.001744	0.153550	0.000000	2.791653
2010	4.153492	0.000000	0.308146	3.845346	0.000306	0.141111	0.000000	3.704541
(SRT 2010 TAX)

SABINE ROYALTY TRUST
DISCUSSION OF TAX CONSIDERATIONS PERTAINING TO THE
OWNERSHIP OF UNITS IN SABINE ROYALTY TRUST
     The tax law requires individuals, estates, trusts, closely held C corporations and personal service corporations to categorize income and expense into one of three classes, “active,” “portfolio” or “passive”, based upon the nature of the activity and the involvement of the taxpayer in such activity. Since the Trust is a grantor trust, the Unit holders are deemed to hold the investment in the royalty interests directly and the proper classification of the Trust income and expense will be dependent upon the relevant facts and circumstances of each Unit holder. Generally, income or loss resulting from an interest in the Trust is properly classified as portfolio income and as such can be reported as directed on the tax computation worksheet (page 21). However, under certain limited circumstances a different tax classification may be appropriate. Accordingly Unit holders should consult their own tax advisor regarding all tax compliance matters related to the Units.
Tax Background and WHFIT Information
     Sabine received a private letter ruling from the Internal Revenue Service, dated May 2, 1983 (the “Ruling”), concerning certain tax considerations relevant to the creation and continued existence of the Trust. Pursuant to the Ruling, the Trust is classified for Federal income tax purposes as a “grantor trust” and not as an association taxable as a corporation. A grantor trust is not subject to Federal income tax. Instead, its beneficiaries (the Unit holders in the case of the Trust) are generally considered to own the trust’s income and principal as though no trust were in existence. A grantor trust simply files an information return reflecting all items of income and/or deductions that will be included in the returns of the beneficiaries. Accordingly, each Unit holder of the Trust is taxable on his pro rata share of the Trust’s income and/or deductions.
     The income received or accrued and the deductions paid or incurred by the Trust are deemed to be received or accrued and paid or incurred, respectively, by each Unit holder at the same time as the Trust, which is on each Monthly Record Date. On the basis of both the Trust Agreement and the escrow agreement (discussed below), both cash and accrual basis Unit holders should be considered as realizing income and incurring expenses only on the Monthly Record Dates.
     Some Trust Units are held by middlemen, as such term is broadly defined in U.S. Treasury Regulations (and includes custodians, nominees, certain joint owners, and brokers holding an interest for a custodian in street name, referred to herein collectively as “middlemen”). Therefore, the Trustee considers the Trust to be a non-mortgage widely held fixed investment trust (“WHFIT”) for U.S. Federal income tax purposes. U.S. Trust, Bank of America Private Wealth Management, EIN: 56-0906609, 901 Main Street, 17th Floor, Dallas, Texas 75202, telephone number (214) 209-2400, is the representative of the Trust that will provide tax information in accordance with applicable U.S. Treasury Regulations governing the information reporting requirements of the Trust as a WHFIT. Tax information is also posted by the Trustee at www.sbr-sabineroyalty.com. Notwithstanding the foregoing, the middlemen, holding Trust Units on behalf of Unit holders, and not the Trustee of the Trust, are solely responsible for complying with the information reporting requirements under the U. S. Treasury Regulations with respect to such Trust Units, including the issuance of IRS Forms 1099 and certain written tax statements. Unit holders whose Trust Units are held by middlemen should consult with such middlemen regarding the information that will be reported to them by the middlemen with respect to the Trust Units.
   Effect of Escrow Arrangement
     The assets of the Trust include royalty and mineral interests in certain producing and proved undeveloped oil and gas properties (the “Properties”), which constitute economic interests in gross
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production of oil, gas and other minerals free of the costs of production. The Properties are located in six states and were not carved out of any of Sabine’s working interests in effecting the distribution. In order to facilitate creation of the Trust and avoid the administrative expense and inconvenience of daily reporting to Unit holders, the conveyances by Sabine of the Properties located in all states except Louisiana provided for the execution of an escrow agreement by Sabine. The Trustee now serves as escrow agent. The conveyances by Sabine of the Properties located in Louisiana provided for the execution of a substantially identical escrow agreement by Sabine. Sabine Louisiana Royalty Trust, the sole beneficiary of which is the Trust, was established in order to avoid uncertainty under Louisiana law as to the legality of the Trustee’s holding record title to the Properties located in Louisiana.
     Pursuant to the terms of the escrow agreement and the conveyances of the Properties by Sabine, the proceeds of production from the Properties for each calendar month, and interest thereon, are collected by the escrow agent and are paid to and received by the Trust only on the next Monthly Record Date. The escrow agent has agreed to endeavor to assure that it incurs and pays expenses for each calendar month only on the Monthly Record Date. The Trust Agreement also provides that the Trustee is to endeavor to assure that income of the Trust will be accrued and received and that expenses of the Trust will be incurred and paid only on each Monthly Record Date. Assuming the escrow arrangement is respected for Federal income tax purposes and the Trustee, as escrow agent, is able to control the timing of income and expenses, as stated above, both cash and accrual basis Unit holders will be treated as realizing income only on each Monthly Record Date. The Trustee is treating the escrow arrangement as effective for tax purposes and the accompanying tax information has been presented accordingly.
     If the escrow arrangement is not respected for Federal income tax purposes, a mismatching of income and deductions could occur between a transferor and a transferee upon the sale or exchange of Units. In addition, the Trustee would be required to report the proceeds from production, interest income thereon, and any deductions to the Unit holders on a daily basis, resulting in a substantial increase in the administrative expenses of the Trust.
Depletion
   Cost Depletion
     Pursuant to the Ruling, each Unit holder is entitled to deduct cost depletion with respect to his pro rata interest in the Properties. A Unit holder’s cost depletion deduction is computed by reference to the Unit holder’s adjusted basis in each of his Units.
     The deduction for cost depletion must be computed by a Unit holder with respect to each separate property in the Trust. A Unit holder’s tax basis in each separate property generally must be determined at the time each Unit is acquired by allocating such Unit holder’s cost in each Unit among all properties in the Trust based on their relative fair market values. However, a corporate Unit holder that acquired Units in the distribution from Sabine must determine its tax basis in each separate property in the Trust at the time of the distribution by reference to Sabine’s tax basis in each separate property included in the distribution. The cost depletion deduction attributable to each separate property is calculated for a taxable year by multiplying the tax basis of the property times the appropriate factor reported herein. The factors are derived by dividing total estimated equivalent units of production (barrels of oil and MCF’s of gas) expected to be recovered from the property as of the beginning of the taxable year by the number of equivalent units produced and sold from such property during the taxable year. The resulting deduction for cost depletion cannot exceed the adjusted tax basis in the property. The composite depletion factors presented herein were derived in a manner that encompasses this separate property concept.
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    Percentage Depletion
     The Revenue Reconciliation Act of 1990 repealed the rules denying percentage depletion to a transferee of a proven oil or gas property for transfers after October 11, 1990. Since substantially all of the properties were “proven properties” on the date of the original distribution, the percentage depletion deduction has limited applicability to Unit holders who became Unit holders prior to October 12, 1990.
     A computation of percentage depletion has been made with respect to the post October 11, 1990 transfers. For some Unit holders, percentage depletion may exceed cost depletion. In such case, a Unit holder is entitled to a percentage depletion deduction in lieu of a cost depletion deduction. Percentage depletion will continue to be computed and compared to cost depletion on an annual basis for applicable transfers occurring after October 11, 1990.
Adjustment to Basis
     Each Unit holder should reduce his tax basis (but not below zero) in the Properties (and correspondingly, his Units) by the amount of cost depletion and percentage depletion allowable with respect to the Properties and by the amount of any return of capital.
Non-Passive Activity Income, Credits and Loss
     The income and expenses of the Trust will not be taken into account in computing the passive activity losses and income under Section 469 of the Code for the Unit holder who acquires and holds Units as an investment and did not acquire them in the ordinary course of a trade or business.
Revenue/Expense and Depletion Calculators
     For your convenience, simple revenue/expense and cost depletion calculators are now available on the Sabine Royalty Trust website at: www.sbr-sabineroyalty.com, on both the “Home” page and the “Tax Information” page.
Nonresident Foreign Unit Holders
     Nonresident alien individual and foreign corporation Unit holders (“Foreign Taxpayer(s)”), in general, are subject to tax on the gross income attributable to the Trust at a rate equal to 30 percent (or the lower rate under any applicable treaty) without any deductions. This 30 percent tax applies to U.S. source income that is not effectively connected with a U.S. trade or business. Different tax rates and rules apply to income effectively connected with a U.S. trade or business and those rules are not discussed herein. The 30 percent tax is withheld by the Trust and remitted directly to the United States Treasury. Foreign Taxpayers who have had tax withheld in 2010 should have received a Form 1042-S from the Trust. The Form 1042-S will reflect the total Federal income tax withheld from distributions. To avoid double inclusion, the amount reported on the Form 1042-S should not be included as additional income in computing taxable income, as such amount is already included in the per Unit income items on the income and expense schedules. The Federal income tax withheld, as reported on the Form 1042-S, should be considered as a credit by the Unit holder in computing any Federal income tax liability.
     A Foreign Taxpayer holding income producing real property may elect to treat the income from such real property as effectively connected with the conduct of a United States trade or business. As discussed above, different tax rates and rules apply to Foreign Taxpayers with income effectively connected with a U.S. trade or business and those rules are not discussed in detail herein. The income attributable to the Properties is considered as income produced from real property. Therefore, this election should be available to Foreign Taxpayers with respect to the taxable income resulting from the ownership of Units. A Unit holder so electing is entitled to claim all deductions with respect to such
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income, but must file a United States income tax return to claim such deductions. In the case of a Foreign Taxpayer that is a foreign corporation, a “branch profits tax” may be imposed at a 30 percent rate, or a lower rate under an applicable treaty. This election, once made, is generally irrevocable unless an application for revocation is approved by the Internal Revenue Service or an applicable treaty allows the election to be made periodically.
     Pursuant to the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), a foreign taxpayer is subject to U.S. income tax with respect to the sale, transfer, or disposition of a United States real property interest. FIRPTA generally treats interests in trusts owning United States real property as United States real property interests. However, Foreign Taxpayers investing in the Trust are not considered to hold U.S. real property interests with respect to the Units since they are publicly traded, unless such Foreign Taxpayers own a greater than 5% interest in the Trust. If the FIRPTA provisions apply, as described in the preceding paragraph, income tax is required to be withheld from any proceeds distributed to Foreign Taxpayers at the rate of 10% of the amount realized by Foreign Taxpayers upon the sale, exchange or other disposition of a Unit; however, no such withholding is required where, as here, the Units in the Trust are publicly traded, unless the exception applies. In addition, distributions, if any, that represent the Foreign Taxpayer’s allocable share of gain realized upon the sale, exchange or other disposition of a United States real property interest by the Trust, will generally be subject to withholding tax at a 35% rate. As above, the Federal income tax withheld under FIRPTA should be considered a credit by the Foreign Taxpayer in computing any Federal income tax liabilities.
     In order to avoid withholding under FIRPTA, Foreign Taxpayers will be required to furnish the applicable withholding agent with an exemption certificate certifying why such withholding is not required.
     Foreign Taxpayers are encouraged to consult their own tax advisors concerning the tax consequences of their investment in the Trust.
Sale or Exchange of Units
     Generally, a Unit holder realizes gain or loss upon the sale or exchange of any Unit measured by the difference between the amount realized from the sale or exchange and the adjusted tax basis of such Unit. The adjusted tax basis of a Unit is the original basis of such Unit reduced by depletion deductions allowable (whether deducted or not) with respect to such Unit and by any purchase price adjustment that constitutes a return of capital. Trust income allocable to such Unit to the date of sale is taxable to the selling Unit holder. The purchaser of a Unit is taxable on Trust income allocable to such Unit from the date of purchase forward. For Federal income tax purposes, Trust income should generally be allocable only to the holder of record of a Unit on each Monthly Record Date.
     Gain or loss on the sale of Units by a Unit holder who is not a dealer with respect to such Units and who has a holding period for the Units of more than one year will be treated as long-term capital gain or loss except to the extent of the depletion recapture amount. For Federal income tax purposes, the sale of a Unit will be treated as a sale by a Unit holder of his interest in a royalty interest. Thus, upon the sale of the Units, a Unit holder must treat as ordinary income his depletion recapture amount. Such amount equals the lesser of (1) the gain on such sale attributable to the disposition of the royalty interest, or (2) the sum of the prior depletion deductions taken with respect to the royalty interests (but not in excess of the initial basis of such Units allocated to the royalty interests).
Backup Withholding
     A payor is required under specified circumstances to withhold tax at the rate of 28 percent on “reportable interest or dividend payments” and “other reportable payments” (including certain oil and gas royalty payments). Generally, this “backup withholding” is required on payments if the payee has
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failed to furnish the payor a taxpayer identification number or if the payor is notified by the Secretary of the Treasury to withhold taxes on such payments with respect to the payee.
     Amounts withheld by payors pursuant to the backup withholding provisions are remitted to the Internal Revenue Service and are considered a credit against the payee’s Federal income tax liability. If the payee does not incur a Federal income tax liability for the year in which the taxes are withheld, the payee will be required to file the appropriate income tax return to claim a refund of the taxes withheld.
Substantial Understatement Penalty
     Section 6662 of the Internal Revenue Code imposes a penalty in certain circumstances for a substantial understatement of taxes if a taxpayer’s tax liability is understated by more than the greater of (a) 10 percent of the taxes required to be shown on the return or (b) $5,000. For most corporations, there is a substantial underpayment when the understatement exceeds the lesser of (a) 10 percent of the tax required to be shown on the return (or, if greater, $10,000) or (b) $10,000,000. The penalty (which is not deductible) is 20 percent of the understatement. No assurance is given either by the Trustee or counsel to the Trustee as to the possible application of this penalty or other penalties, in part because such application depends largely upon the individual circumstances under which such Units were acquired. As a result, purchasers of Units after the Public Offering should consult their personal tax advisers.
State Tax
     Unit holders may be required to file state tax returns and may be liable for state tax as a result of their ownership of Units. The Properties are located in Florida, Louisiana, Mississippi, New Mexico, Oklahoma and Texas. The tax information included in this booklet is being presented in a manner to enable Unit holders to compute the income and deductions of the Trust attributable to each of these states. Unit holders will need this information to comply with the state tax filing requirements in those states imposing a state tax. The laws pertaining to tax in any given state may vary from those of another state and from those applicable to Federal income tax. Accordingly, Unit holders should to consult their own tax advisors concerning state tax compliance matters relating to ownership of Units.
     The Trustee has been informed that certain states have contacted Unit holders regarding underpayments of the state tax imposed on the Unit holders’ income from the Trust. Failure by Unit holders to report their state tax liability properly could result in the direct withholding of state taxes from Trust distributions. Accordingly, Unit holders are urged to review carefully the various filing requirements of the states set forth above in order to determine if a current or prior year state tax liability exists as a result of the ownership of Units in the Trust.
     The State of Texas does not impose an individual income tax; therefore, no part of the income attributable to the Trust will be subject to state income tax in Texas. However, Texas imposes a margin tax at a rate of 1% on gross revenues less certain deductions, as specifically set forth in the Texas margin tax statute. Entities subject to tax generally include trusts unless otherwise exempt, and most other types of entities having limited liability protection. Trusts that meet certain statutory requirements are generally exempt from the margin tax as “passive entities.” The Trust should be exempt from Texas margin tax as a passive entity. Since the Trust is exempt from the Texas margin tax at the Trust level as a passive entity, each Unit holder that is a business entity subject to the Texas margin tax would generally include its share of the Trust’s revenue in its margin tax computation. The source of such income to a Unit holder would be Texas since the Trust’s day-to-day operations are conducted in Texas.
     The state of Florida imposes an income tax on resident and nonresident corporations but not individuals. Each of the other states in which the Properties are located imposes an income tax applicable to both resident and nonresident individuals and corporations. Generally, the state income tax in these states is computed as a percentage of taxable income attributable to the particular state.
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Even though there are variances from state to state, taxable income for state purposes is often computed in a manner similar to the computation of taxable income for Federal income tax purposes.
     All states have not adopted Federal law with respect to the percentage method of computing depletion nor are such methods consistent among the various states. It should be noted, however, that cost depletion generally is allowed by those states indicated above (Unit holders should note that a special depletion rule applies in Oklahoma). Included previously within this booklet is information to assist you in determining the respective allowable cost depletion deductions by state.
     Unit holders should consult their own tax advisors concerning the type of state tax returns that may be required and their applicable due dates.
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     Following is a list of names and addresses of the various state taxing authorities from which you may obtain additional information:

Florida		Florida Department of Revenue
5050 W. Tennessee Street
Tallahassee, Florida 32399-0100
(800) 352-3671
www.myflorida.com/dor/taxes

New Mexico	Individuals:	State of New Mexico
Taxation and Revenue Department
1100 Saint Francis Drive
P.O. Box 630
Santa Fe, New Mexico 87504-0630
(505) 827-0700, (505) 827-0822
www.tax.state.nm.us

	Corporations:	New Mexico Taxation and Revenue Department
Attention: Corporate Income and Franchise Tax
P.O Box 25127
Santa Fe, New Mexico 87504-5127
(505) 827-0825
www.tax.state.nm.us

Mississippi		Mississippi State Tax Commission
Bureau of Revenue
P.O. Box 1033
Jackson, Mississippi 39215-1033
(601) 923-7000
www.mstc.state.ms.us

Louisiana	Individuals:	Department of Revenue and Taxation
State of Louisiana
P.O Box 201
Baton Rouge, Louisiana 70821
(225) 219-0102
www.rev.state.la.us

	Corporations:	Secretary of Revenue and Taxation
State of Louisiana
P.O. Box 201
Baton Rouge, Louisiana 70821
(225) 219-0067
www.rev.state.la.us

Oklahoma	Individuals:	Oklahoma Tax Commission
P.O. Box 26800
Oklahoma City, OK 73126-0800
(405) 521-3160
www.oktax.state.ok.us

	Corporations:	Oklahoma Tax Commission
P.O. Box 26800
Oklahoma City, Oklahoma 73126-0800
(405) 521-3126
www.oktax.state.ok.us

Texas		Texas Comptroller of Public Accounts
P.O. Box 13528, Capitol Station
Austin, Texas 78711-3528
(800) 252-5555
www.window.state.tx.us

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TAX INFORMATION
2010
Sabine Royalty Trust
P.O. Box 830650
Dallas, Texas 75283-0650
U.S. Trust, Bank of America Private Wealth Management, Trustee
1-800-365-6541
fax 214-209-2431
www.sbr-sabineroyalty.com